Exhibit 3.1

THIRD AMENDED AND RESTATED BY-LAWS OF

REPLIGEN CORPORATION

ARTICLE I STOCKHOLDERS

SECTION 1. Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or, if not so designated, at the principal office of Repligen Corporation (the “Corporation”).

SECTION 2. Annual Meeting. The annual meeting of stockholders of the election of directors and the transaction of such other business as may properly come before the meeting shall be held at 10 a.m. on the last Thursday in July of each year or on such other date or at such hour as may be specified by resolution of the Board of Directors. If the date of the annual meeting shall fall upon a legal holiday at the place of the meeting, the meeting shall be held at the same hour on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

SECTION 3. Special Meetings. Special meetings of the stockholders may be called at any time by the President, the Chairman or the Board of Directors; and shall be called by the Secretary or any officer upon the written request of one or more stockholders holding, in the aggregate, at least 30% of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

SECTION 4. Notice of Meetings. Except where some other notice is required by law, written notice of each meeting of stockholders, stating the place, date and hour thereof and the purposes for which the meeting is called, shall be given by or under the direction of the Secretary, not less than ten nor more than sixty days before the date fixed for such meeting, to each stockholder entitled to vote at such meeting of record at the close of business on the day fixed by the Board of Directors as a record date for the determination of the stockholders entitled to vote at such meeting or, if not such date has been fixed, of record at the close of business on the day before the day on which notice is given. Notice shall be given personally to each stockholder or left at his or her residence or usual place of business or mailed postage prepaid and addressed to the stockholder at his or her address as it appears upon the records of the Corporation. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (the “DGCL”). In case of the death, absence, incapacity or refusal of the Secretary, such notice may be given by a person designated either by a Secretary or by the person or persons calling the meeting or by the Board of Directors. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Notice of any meeting of the stockholders shall be deemed to have been given to any person who may become a stockholder of record after the mailing of such notice and prior to such meeting. Except as required by statute, notice of any adjourned meeting of the stockholders shall not be required.

SECTION 5. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

SECTION 6. Quorum of Stockholders. At any meeting of the stockholders, the holders of a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting, present in person or represented by proxy, shall constitute a quorum for the consideration of such question, but a smaller group may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the stock represented and entitled to vote at such meeting shall, except where a larger vote is required by law, by the certificate of incorporation, or by these by-laws, decide any question brought before such meeting. A nominee for director shall be elected to the Board of Directors if the number of votes cast for such nominee’s election exceed the number of votes cast against such nominee’s election; provided, however, that in a contested election a nominee shall be elected by a plurality of the vote cast by the stockholders entitled to vote on such election of directors. An election shall be considered contested if, as of the last date on which nominees for director may be submitted in accordance with these by-laws, the nominees for election to the Board of Directors exceeds the number of positions on the Board of Directors to be filled by election at that meeting. If an incumbent director is not re-elected, the director shall tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors (or any future committee the equivalent thereof) will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the recommendation of such committee and will publicly disclose its decision within ninety (90) days from the date of the certification of the election results. An incumbent director who tenders his or her resignation may not participate in such decisions of the committee or the Board of Directors.

SECTION 7. Proxies and Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held of record by such stockholder, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgee shall have been expressly empowered to vote thereon, in which case only the pledgee or the pledgee’s proxy may represent said stock and vote thereon. Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, a majority of whose shares entitled to vote in the election of directors is owned by the Corporation, shall not be entitled to vote nor counted for quorum purposes.

SECTION 8. Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and in present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, a chairman to be chosen by the stockholders. The Secretary of the Corporation, if present, or an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

SECTION 9. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders or by proxy for the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 10. Notice of Stockholder Business and Nominations Outside of Proxy Access.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be brought before an annual meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in Section 10 or Section 11 of this Article I, (B) is entitled to vote at the meeting, (C) is present (in person or by proxy) at the meeting, and (D) complies with the notice procedures set forth in Section 10 or Section 11 of this Article I as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to bring nominations or business properly before an annual meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Section 10(a)(2) and (3) or Article I, Section 11 of this by-law to bring such nominations or business properly before an annual meeting. In addition to the other requirements set forth in this by-law, for any proposal of business to be considered at an annual meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.

(2) For nominations (other than nominations pursuant to Article I, Section 11) or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of Article I, Section 10(a)(1) of this by-law, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, and (ii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this by-law. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s Timely Notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of each Proposing Person (as defined below);

(C)(i) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;

(D)(i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(E) a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”).

For purposes of this Article I of these by-laws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 10 of Article I of these by-laws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

(3) Notwithstanding anything in the second sentence of Article I, Section 10(a)(2) of this by-law to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 10(a)(2), a stockholder’s notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) General.

(1) Only such persons who are nominated in accordance with the provisions of Section 10 or Section 11 of this Article I shall be eligible for election and to serve as directors and only such business shall be conducted at an annual meeting as shall have been brought before the meeting in accordance with the provisions of Section 10 or Section 11 of this Article I or in accordance with Rule 14a-8 under the Exchange Act. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this by-law. If the Board of Directors or a designated committee thereof determinates that any stockholder proposal or nomination was not made in accordance with the provisions of this by-law, such proposal or nomination shall be disregarded and shall not be presented for action at the annual meeting.

(2) Except as otherwise required by law or Article I, Section 11 of these by-laws, nothing in this Article I, Section 10 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

(3) Notwithstanding the foregoing provisions of this Article I, Section 10, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 10, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.

(4) For purposes of this by-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones Newswire, Bloomberg, GlobeNewswire, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(5) Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights of stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule), as applicable, under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting.

SECTION 11. Proxy Access Rights.

(a) Proxy Access Nomination.

(1) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, nominations of individuals for election to the Board of Directors at such annual meeting may be made by (A) a stockholder or (B) a group of no more than 20 stockholders that satisfy the requirements of this Section 11 (as further qualified by the provisions of this Section 11, any such individual or group, including as the context requires each member thereof, being hereinafter referred to as an “Eligible Stockholder”). The nomination provisions set forth in this Section 11 are separate from, and in addition to, the nomination provisions set forth in Article I, Section 10. Subject to the provisions of this Section 11 and to the extent permitted by applicable law, the Corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by, or at the direction of, a majority of the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (each such person being hereinafter referred to as a “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder pursuant to this Section 11.

(2) For purposes of this Section 11, the “Required Information” that the Corporation will include in its proxy materials is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, by these by-laws, by the certificate of incorporation and/or by the listing standards of each principal United States exchange upon which the common stock of the Corporation is listed and (B) the written statement, if any, consisting of five hundred (500) words or less delivered by the Eligible Stockholder pursuant to procedures set forth in Section 11(d)(4), in support of the Stockholder Nominee’s candidacy that is clearly and specifically identified as the written statement that the Eligible Stockholder requests the Corporation to include in its proxy materials and does not include any references to any other statements or written materials in support of the Stockholder Nominee’s candidacy or any website or other locations where any such statements or written materials may be found (the “Statement”). If the Eligible Stockholder has not provided to the Secretary a Statement within the time period specified in this Section 11 for delivering the Notice of Proxy Access Nomination, the Eligible Stockholder will be deemed to have not provided the Statement and the Required Information will not include the Statement. Notwithstanding anything to the contrary contained in this Section 11, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) if the Corporation believes that (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission’s proxy rules or any other applicable law, rule or regulation.

(b) Notice Requirements.

(1) In order to nominate a Stockholder Nominee pursuant to this Section 11, an Eligible Stockholder must, in addition to satisfying the other requirements of Section 11, provide to the Secretary a written notice expressly nominating its Stockholder Nominee(s) and electing to have its Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 11 that complies with the requirements set forth in this Section 11 (a “Notice of Proxy Access Nomination”) within the time period set forth below. In order for an Eligible Stockholder to nominate a Stockholder Nominee pursuant to this Section 11, the Eligible Stockholder’s Notice of Proxy Access Nomination must be received by the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) calendar day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders and not earlier than the one hundred fiftieth (150th) calendar day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is advanced or delayed by more than thirty (30) calendar days from the first (1st) anniversary of the date of the preceding year’s annual meeting of stockholders, the Notice of Proxy Access Nomination to be timely must be delivered not earlier than the one hundred fiftieth (150th) calendar day prior to the date of such annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) calendar day prior to the date of such annual meeting or the tenth (10th) calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a Notice of Proxy Access Nomination under this Section 11.

(2) In order to nominate a Stockholder Nominee pursuant to this Section 11, an Eligible Stockholder providing the Required Information within the time period specified in Section 11(b)(1) for delivering the Notice of Proxy Access Nomination must further update and supplement such Required Information, if necessary, so that all such information provided or required to be provided shall be true and correct as of the close of business on the record date for purposes of determining the stockholders entitled to vote at such annual meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement (or a written notice stating that there is no such update or supplement) must be delivered in writing to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the fifth (5th) business day after the record date for purposes of determining the stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:00 p.m., Eastern Time, on the fifth (5th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(3) In the event that any of the information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information or communications and of the information that is required to correct any such defect.

(c) Maximum Number of Stockholder Nominees.

(1) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting shall not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 11 (the “Final Proxy Access Nomination Date”), rounded down to the nearest whole number; provided that the maximum number of Stockholder Nominees that will be included in the Corporation’s proxy materials with respect to an annual meeting will be reduced by (A) each Stockholder Nominee whose nomination is withdrawn by the Eligible Stockholder nominating such Stockholder Nominee or who becomes unwilling to serve on the Board of Directors, (B) each Stockholder Nominee who ceases to satisfy, or each Stockholder Nominee of an Eligible Stockholder that ceases to satisfy, the eligibility requirements in this Section 11, as determined by the Board of Directors, (C) each Stockholder Nominee whose name is submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 11 but who the Board of Directors has nominated as a Board nominee, and (D) the number of incumbent directors who had been Stockholder Nominees at either of the preceding two (2) annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors.

(2) Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 11 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the maximum number of Stockholder Nominees provided for in Section 11(c)(1) (including by operation of Section 11(c)(3)). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 for an annual meeting exceeds the maximum number of Stockholder Nominees provided for in Section 11(c)(1) (including by operation of Section 11(c)(3)), the highest ranking Stockholder Nominee who meets the requirements of this Section 11 from each Eligible Stockholder (with such determination and the determination of whether a stockholder or group of stockholders constitutes an Eligible Stockholder to be based on compliance with the provisions of this Section 11 as of the Final Proxy Access Nomination Date) will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order from the largest to the smallest of such Eligible Stockholders based on the number of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned by such Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the Corporation hereunder. If the maximum number of Stockholder Nominees provided for in this Section 11 is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 11 from each Eligible Stockholder determined in the manner set forth above has been selected, this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees provided for in this Section 11 is reached. The Stockholder Nominees initially selected in accordance with this Section 11(c)(2) will be the only Stockholder Nominees eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 11. The Notices of Proxy Access Nomination and nominations of all of the remaining Stockholder Nominees not initially selected pursuant to this Section 11(c)(2) will be deemed to have been withdrawn by each of the applicable stockholders as of the Final Proxy Access Nomination Date, and, following such initial selection, if any one or more of the Stockholder Nominees so selected are (A) nominated by the Board of Directors or (B) not included in the Corporation’s proxy materials or are not submitted for election for any reason, including, without limitation, a subsequent failure to comply with this Section 11 by the Eligible Stockholder or the Eligible Stockholder’s withdrawal of the nomination, then, in each case, no additional Stockholder Nominees will be included in the Corporation’s proxy materials or otherwise submitted for stockholder election pursuant to this Section 11.

(3) In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the applicable annual meeting of stockholders and the Board of Directors reduces the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 11 shall be calculated based on the number of directors in office as so reduced. The Notices of Proxy Access Nomination and nominations of any Stockholder Nominees who cease to be eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 11 as a result of the operation of this Section 11(c)(3) will be deemed to have been withdrawn by each of the applicable Eligible Stockholders as of the Final Proxy Access Nomination Date.

(d) Stockholder Eligibility.

(1) For purposes of this Section 11, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the Eligible Stockholder possesses both (A) the entire voting and investment rights pertaining to the shares and (B) the entire economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) (x) shall not include any shares (1) borrowed by such Eligible Stockholder for any purposes or purchased by such Eligible Stockholder pursuant to an agreement to resell, (2) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (I) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares by such Eligible Stockholder or any of its affiliates and/or (II) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the entire economic ownership of such shares by such Eligible Stockholder or affiliate, and (y) shall be reduced by the notional amount of shares of common stock of the Corporation subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether or not any such instrument is to be settled with shares or with cash, to the extent the number of shares owned by the Eligible Stockholder was not already reduced by such amount pursuant to clause (x)(3) above, and a number of shares of common stock of the Corporation equal to the net “short” position in the common stock of the Corporation held by such Eligible Stockholder’s affiliates, whether through short sales, options, warrants, forward contracts, swaps, contracts of sale, other derivatives or similar agreements or any other agreement or arrangement. An Eligible Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the entire economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder (a) has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is unconditionally revocable at any time by the Eligible Stockholder and (b) has loaned the shares if the Eligible Stockholder has the power to recall such loan on three (3) business days’ notice and has in fact recalled such loaned shares as of the time of the Notice of Proxy Access Nomination is provided and through and including the date of the Annual Meeting of Eligible Stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 11, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations of the Exchange Act.

(2) In order to make a nomination pursuant to this Section 11, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) or longer as of both the Final Proxy Access Nomination Date and the close of business on the record date for determining stockholders entitled to vote at the applicable annual meeting, and must continue to own the Required Shares through the applicable annual meeting date (and any postponement or adjournment thereof); provided that, up to, but not more than, twenty (20) individual stockholders who otherwise meet all of the requirements to be an Eligible Stockholder may aggregate their stockholdings in order to meet the Required Ownership Percentage of the Required Shares; provided, however, that each member of such group must have owned such Required Shares continuously for the Minimum Holding Period or longer as of the Final Proxy Access Nomination Date, and must continue to own its portion of the Required Shares through the applicable annual meeting date (and any postponement or adjournment thereof). For purposes of this Section 11, the “Required Ownership Percentage” is three percent (3%) or more of the Corporation’s issued and outstanding common stock, and the “Minimum Holding Period” is the three- (3-) year period prior to the submission of the Notice of Proxy Access Nomination.

(3) Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 11 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions. When an Eligible Stockholder is comprised of a group, a violation of any provision of these by-laws by any member of the group shall be deemed a violation by the entire Eligible Stockholder group. No stockholder may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders.

(4) In addition to providing the Notice of Proxy Access Nomination in accordance with Section 11(b)(1) above, in order to nominate a Stockholder Nominee pursuant to this Section 11, an Eligible Stockholder or the Stockholder Nominee, as applicable, must provide the following information in writing to the Secretary within the time period specified in this Section 11 for delivering the Notice of Proxy Access Nomination:

(A) one or more written statements from the record holders of the Required Shares or from the intermediaries through which the shares are or have been held during the Minimum Holding Period verifying that, as of a date within seven (7) business days prior to the date the Notice of Proxy Access Nomination is received by the Secretary, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide the updates and supplements (or written notices stating that there are no such updates or supplements) described in Section 11(b)(2) within the time periods set forth therein;

(B) a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Exchange Act (and, if not included in such Schedule 14N, the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N);

(C) the Required Information (with the Statement, if any, clearly and specifically identified as such) and all other information, representations and agreements that are required to be set forth in a stockholder’s notice of nomination, or provided to the Corporation in order to nominate a Proposed Nominee, pursuant to Section 11;

(D) the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(E) in the case of a Notice of Proxy Access Nomination that is submitted by an Eligible Stockholder that is comprised of a group of stockholders, the designation by all of such stockholders of one of such stockholders that is authorized to act on behalf of all of such stockholders with respect to all matters relating to the nomination or inclusion in the Corporation’s proxy materials of the Stockholder Nominee(s) nominated by such Eligible Stockholder (the “Eligible Stockholder Designee”), including, without limitation, the withdrawal of such nomination;

(F) an agreement by each Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including without limitation, agreeing to be bound by the Corporation’s code of ethics, insider trading policies and procedures and other similar policies and procedures;

(G) an irrevocable resignation of the Stockholder Nominee, which shall become effective upon a determination in good faith by the Board of Directors or any committee thereof that the information provided to the Corporation by such individual pursuant to this Section 11 was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(H) a representation (in the form provided by the Secretary upon written request) that the Eligible Stockholder (i) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and that the Eligible Stockholder does not presently have such intent, (ii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting (or any postponement or adjournment thereof) any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 11, (iii) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iv) will not distribute to any stockholder any form of proxy for the annual meeting other than the form of proxy distributed by the Corporation, (v) agrees to comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, including, without limitation, Rule 14a-9 promulgated under the Exchange Act, (vi) meets the requirements set forth in this Section 11, and (vii) has provided and will continue to provide facts, statements and other information in all communications with the Corporation and its stockholders in connection with the nomination hereunder that is or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(I) a written undertaking (in the form provided by the Secretary upon written request) that the Eligible Stockholder agrees to (i) assume all liability stemming from any legal or regulatory violation arising out of the communications with stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates, or their respective agents or representatives, either before or after the furnishing of the Notice of Proxy Access Nomination, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) has provided or will provide to the Corporation or filed with the Securities and Exchange Commission, (ii) indemnify and hold harmless the Corporation and each of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation arising out of any nomination of a Stockholder Nominee submitted by the Eligible Stockholder pursuant to this Section 11, and (iii) promptly provide to the Corporation such additional information as requested pursuant to this Section 11.

(J) in connection with Section 11(d)(4)(A) above, if any intermediary which verifies the Eligible Stockholder’s ownership of the Required Shares for the Minimum Holding Period is not the record holder of such shares, a Depository Trust Company (“DTC”) participant or an affiliate of a DTC participant, then the Eligible Stockholder will also need to provide a written statement as required by Section 11(d)(4)(A) from the record holder of such shares, a DTC participant or an affiliate of a DTC participant that can verify the holdings of such intermediary.

(e) Stockholder Nominee Requirements.

(1) Notwithstanding anything in these by-laws to the contrary, the Corporation shall not be required to include, pursuant to this Section 11, any Stockholder Nominee in its proxy materials (and no such Stockholder Nominee may be nominated pursuant to this Section 11) for any annual meeting of stockholders (A) for which the Secretary receives a notice that the Eligible Stockholder or any other stockholder of the Corporation has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for Stockholder Nominees set forth in Article I, Section 10, (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (C) if such Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the Corporation, in each case, in connection with service as a director of the Corporation, (D) who is not independent under the listing standards of each principal United States exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case, as determined by the Board of Directors or any committee thereof, (E) who does not meet the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the common stock of the Corporation is listed, (F) who does not meet the director qualifications set forth in the Corporation’s Corporate Governance Guidelines and any other standards established by the Corporation, (G) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these by-laws, the certificate of incorporation, the rules and listing standards of the principal United States exchanges upon which the common stock of the Corporation is listed or over-the-counter market on which any securities of the Corporation are traded, or any applicable state or federal law, rule or regulation, (H) who provides any information to the Corporation or its stockholders required or requested pursuant to any provision of these by-laws that is not accurate, truthful and complete in all material respects, or that otherwise contravenes any of the agreements, representations or undertakings made by the Stockholder Nominee in connection with the nomination, (I) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (J) who is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten (10) years, (K) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (L) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, or (M) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 11.

(2) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (A) withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting, or (B) does not receive a number of “for” votes equal to at least twenty five percent (25%) of the number of shares present and entitled to vote for the election of directors, will be ineligible for nomination or inclusion in the Corporation’s proxy materials as a Stockholder Nominee pursuant to this Section 11 for the following two (2) annual meetings of stockholders.

(3) Notwithstanding anything to the contrary set forth herein, if the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 11 or that the information provided in a Notice of Proxy Access Nomination does not satisfy the informational requirements of this Section 11 in any material respect, then such nomination shall not be considered at the applicable annual meeting of stockholders. Additionally, such nomination will not be considered at the annual meeting in question if the Eligible Stockholder (or a qualified representative thereof) or, in the case of an Eligible Stockholder that is comprised of a group of stockholders, the Eligible Stockholder Designee (or a qualified representative thereof) does not appear at the applicable annual meeting to present any nomination of the Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 11. For purposes of this Section 11, to be considered a qualified representative of a stockholder, a person must be duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.

(4) For purposes of this Section 11, any determination to be made by the Board of Directors may be made by the Board of Directors, any committee thereof or any officer of the Corporation designated by the Board of Directors or a committee thereof, and any such determination shall be final and binding on any Eligible Stockholder, any Stockholder Nominee and any other person for purposes of this Section 11 so long as made in good faith (without any further requirements). If any intervening events, facts or circumstances arise subsequent to any such determination, the presiding officer of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 11 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.

(f) This Section 11 provides the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials. A stockholder’s compliance with the procedures set forth in this Section 11 will not also be deemed to constitute compliance with the procedures set forth in, or notice of nomination pursuant to, Article I, Section 10.

(g) For the avoidance of doubt, the Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

ARTICLE II

DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation which are not by law required to be exercised by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

SECTION 2. Number; Election; Tenure and Qualification. The initial Board of Directors shall consist of three persons and shall be elected by the incorporator. Thereafter, the number of directors which shall constitute the whole Board shall be fixed by resolution of the stockholders or the Board of Directors, but in no event shall be less than one. Each director shall be elected by the stockholders at the annual meeting and all directors shall hold office until the next annual meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal. The number of directors may be increased or decreased by action of the stockholders or the Board of Directors. Directors need not be stockholders of the corporation.

SECTION 3. Enlargement of the Board. The number of the Board of Directors may be increased at any time, such increase to be effective immediately, by resolution of the stockholders or the Board of Directors.

SECTION 4. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board and an unfilled vacancy resulting from an enlargement of the Board and an unfilled vacancy resulting from the removal of any director for cause or without cause, may be filled by resolution of the Board. A director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. When one or more directors shall resign from the Board, effective at a future date, the Board, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If at any time there are no directors in office, then an election of directors may be held in accordance with the General Corporation Law of the State of Delaware.

SECTION 5. Resignation. Any director may resign at any time upon written notice to the corporation. Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President or Secretary.

SECTION 6. Removal. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, at an annual meeting or at a special meeting called for that purpose, by the holders of a majority of the shares then entitled to vote at an election of directors. The vacancy or vacancies thus created may be filled by the stockholders at the meeting held for the purpose of removal.

SECTION 7. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

Any such committee, unless otherwise provided in the resolution of the Board of Directors, or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation, and, unless the resolution or these by-laws expressly so provide, no such committee shall have the power or the authority to declare a dividend or to authorize the issuance of stock.

Each committee shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request.

SECTION 8. Meetings of the Board of Directors. Regular meetings of the Board of Directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the Board may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or any special meeting of the stockholders at which a Board of Directors is elected.

Special meetings of the Board of Directors may be held at any place either within or without the State of Delaware at any time when called by the Chairman of the Board of Directors, the President, Treasurer, Secretary, or two or more directors. Reasonable notice of the time and place of a special meeting shall be given to each director unless such notice is waived by attendance or by written waiver in the manner provided in these by-laws for waiver of notice of stockholders. No notice of any adjourned meeting of the Board of Directors shall be required. In any case it shall be deemed sufficient notice to a director to send notice by mail at least seventy-two hours, or by telegram at least forty-eight hours, before the meeting, addressed to such director at his or her usual or last known business or home address.

Directors or members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

SECTION 9. Quorum and Voting. A majority of the total number of directors shall constitute a quorum, except that when a vacancy or vacancies exist in the Board, a majority of the directors then in office (but not less than one-third of the total number of the directors) shall constitute a quorum, and except that a lesser number of directors consisting of a majority of the directors then in office who are not officers (but not less than one-third of the total number of directors) may constitute a quorum for the purpose of acting on any matter relating to the compensation (including fringe benefits) of an officer of the corporation. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except where a different vote is required or permitted by law, by the certificate of incorporation, or by these by-laws.

SECTION 10. Compensation. The Board of Directors may fix fees for their services and for their membership on committees, and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, and without notice, if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE III

OFFICERS

SECTION 1. Titles. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and such other officers with such other titles as the Board of Directors shall determine, including without limitation a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice-Presidents, Assistant Treasurers, or Assistant Secretaries.

SECTION 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. Each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote electing such officer, or until his or her earlier death, resignation or removal.

SECTION 3. Qualification. Unless otherwise provided by resolution of the Board of Directors, no officer, other than the Chairman or Vice-Chairman of the Board, need be a director. No officer need be a stockholder. Any number of offices may be held by the same person, as the directors shall determine, but no person may hold the offices of President and Secretary simultaneously.

SECTION 4. Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

SECTION 5. Resignation. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt or at such later time as shall be specified therein.

SECTION 6. Vacancies. The Board of Directors may at any time fill any vacancy occurring in any office for the unexpired portion of the term and may leave unfilled for such period as it may determine any office other than those of President, Treasurer and Secretary.

SECTION 7. Powers and Duties. The officers of the corporation shall have such powers and perform such duties as are specified herein and as may be conferred upon or assigned to them by the Board of Directors, and shall have such additional powers and duties as are incident to their office except to the extent that resolutions of the Board of Directors are inconsistent therewith.

SECTION 8. President and Vice-Presidents. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the Board of Directors unless a Chairman or Vice-Chairman of the Board is elected by the Board, empowered to preside, and present at such meeting, shall have general and active management of the business of the corporation and general supervision of its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President if any (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice-President the title of Executive Vice-President, Senior Vice-President or any other title selected by the Board of Directors.

SECTION 9. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall have custody of the corporate seal which the Secretary or any Assistant Secretary shall have authority to affix to any instrument requiring it and attest by any of their signatures. The Board of Directors may give general authority to any other officer to affix and attest the seal of the corporation.

The Assistant Secretary if any (or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors of if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.

SECTION 10. Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or whenever they may require it, an account of all transactions and of the financial condition of the corporation.

The Assistant Treasurer if any (or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

SECTION 11. Bonded Officers. The Board of Directors may require any officer to give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including without limitation a bond for the faithful performance of the duties of such officer and for the restoration to the corporation of all property in his or her possession or control belonging to the corporation.

SECTION 12. Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE IV

STOCK

SECTION 1. Certificates of Stock. One or more certificates of stock, signed by the Chairman or Vice-Chairman of the Board of Directors or by the President or Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying, in the aggregate, the number of shares owned by the stockholder in the corporation. Any or all signatures on any such certificate may be facsimile. In case any officer who shall have signed or whose facsimile signature shall have been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the certificate of incorporation, the by-laws, applicable securities laws, or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

SECTION 2. Transfer of Share of Stock. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to that stock, regardless of any transfer, pledge or other disposition of that stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws.

SECTION 3. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen, destroyed, or mutilated, upon such terms in conformity with law as the Board of Directors shall prescribe. The directors may, in their discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or the owner’s legal representatives, to give the corporation a bond, in such sum as they may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of any such new certificate.

SECTION 4. Record Date. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. Fractional Share Interests. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

SECTION 6. Dividends. Subject to the provisions of the certificate of incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the common stock of the corporation as and when they deem expedient.

ARTICLE V

INDEMNIFICATION AND INSURANCE

SECTION 1. Indemnification. The corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and the certificate of incorporation, indemnify each person whom it may indemnify pursuant thereto.

SECTION 2. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1. Fiscal Year. Except as otherwise designated from time to time by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January and end on the last day of December.

SECTION 2. Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

SECTION 3. Certificate of Incorporation. All references in these by-laws to the certificate of incorporation shall be deemed to refer to the certificate of incorporation of the corporation, as in effect from time to time.

SECTION 4. Execution of Instruments. The President, any Vice-President, or the Treasurer shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, including deeds, contracts, mortgages, bonds, notes, debentures, checks, drafts, and other orders for the payment of money. In addition, the Board of Directors may expressly delegate such powers to any other officer or agent of the corporation.

SECTION 5. Voting of Securities. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization the securities of which may be held by this corporation.

SECTION 6. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of that action.

SECTION 7. Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because the vote of any such director is counted for such purpose, if:

(1) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote therein, and the contract or transaction is approved by the stockholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 8. Books and Records. The books and records of the corporation shall be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE VII

AMENDMENTS

SECTION 1. By the Stockholders or the Board of Directors. These by-laws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting. These by-laws also may be altered, amended or repealed by a vote of the majority of the Board of Directors; provided, however, that the Board of Directors shall not have power to alter, amend or repeal the provisions of Section 6 of Article I, Section 1 of Article V or this Article VII of the by-Laws and provided, further, that the Board of Directors may not alter, amend or repeal any amendment to these by-laws adopted by the stockholders after May 18, 2017.